EXHIBIT 99.1

Gridiron BioNutrients™ Announces Three Year Endorsement Agreement with the National Football League Alumni (NFLA) Under Pro Football Legends, the Commercial Marketing Arm of the NFL Alumni

NEWS PROVIDED BY

Gridiron BioNutrients, Inc.

Nov 13, 2017, 09:05 ET

SPOKANE, Wash., Nov. 13, 2017 /PRNewswire/ -- Gridiron BioNutrients™ formerly MyCloudz, Inc. (OTC: MYYZ), a nutraceutical innovator specializing in Cannabidiol (“CBD”) health and wellness products, (the “Company” or “Gridiron”) announces it has executed a Three Year Endorsement Agreement (the “Agreement”) with the National Football League Alumni (“NFLA”, “NFL Alumni”) effective November 1, 2017 through November 2, 2020.

Darren Long, CEO of Gridiron BioNutrients™, stated, ”Being a NFL alumnus myself, I am confident this Agreement with the NFLA will provide Gridiron a unique advantage to promote and advertise Gridiron licensed products in partnership with the NFLA. In addition, we are thrilled with the opportunity to work with the NFL Alumni in developing new innovative nutritional products, supported by science, through our health and wellness program that will be tailored to specific needs ranging from Chronic Traumatic Encephalopathy ‘CTE’ to daily nutritional supplementation.”

Eric Price, President of the NFL Alumni Northern California Chapter said, ”We are excited to have Gridiron working with the NFLA and look forward to continuing the development of the relationship.”

“We are pleased to partner with Gridiron BioNutrients,” said Elvis Gooden, Interim President & CEO of NFL Alumni. ”Working with Gridiron BioNutrients advances our commitment to the well-being of our members and our mission of ‘Caring For Our Own’ helping them maintain healthy lifestyles.”

About NFL Alumni

NFL Alumni is comprised of former NFL players, coaches, staffers, cheerleaders, spouses, and associate members whose mission is to serve, assist and inform former players and their families. The Alumni offers a variety of medical, financial, and social programs to help members lead healthy, productive, and connected lives, as well as community initiatives under its “Caring for Kids” programs. Pro Football Legends is the commercial marketing arm of the NFL Alumni.

NFL Alumni is celebrating its 50th Anniversary this year and continues to assist and inform retired players and coaches in their post-NFL lives. The Alumni offers a variety of medical, financial and social programs to keep members and their families healthy, productive and connected.

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For more information, please visit www.nflalumni.org

About Gridiron BioNutrients™

Gridiron is focused on the development and commercialization of high quality innovative CBD products within the health and wellness marketplace. Gridiron’s current innovative CBD products include Gridiron MVP™ water, Gridiron MVP™ concentrate, Gridiron CBD H2O Probiotics™ water, Gridiron Premium Hemp Salve, Gridiron Premium Hemp Oil and Gridiron Premium Hemp Oil Capsules. The Company plans to roll-out additional products over the next twelve months. Gridiron’s unique flagship product, Gridiron MVP™ water and concentrate is an innovative formulation that delivers Humic and Fulvic minerals, Probiotics, Electrolytes, 77+ trace minerals and Premium Nano CBD with a pH of 10.

Visit our website at https://gridironbionutrients.com

Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, statements in this release may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Gridiron BioNutrients™ (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

https://gridironbionutrients.com

SOURCE Gridiron BioNutrients, Inc.

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